UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITALFX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	65-0358792 (I.R.S. Employer Identification No.)

3035 East Patrick Lane, Suite 9 Las Vegas, Nevada (Address of Principal Executive Offices)	89120 (Zip Code)

DigitalFX International, Inc. 2006 Stock Incentive Plan
12 Individual Stock Option Agreements
(Full Title of the Plans)

Lorne Walker, Chief Financial Officer
DIGITALFX INTERNATIONAL, INC.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(Name and Address of Agent for Service)

(702) 938-9300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.001 per share	2,156,283	$4.93	$10,630,475.19	$326.36

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $4.93, the average of the high and low reported sales prices of the Registrant's common stock on the OTC Bulletin Board on May 18, 2007.

Explanatory Note

This registration statement on Form S-8 of DigitalFX International, Inc. (this “Registration Statement”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 2,156,283 shares of our common stock, par value $0.001 per share (the “Shares”).

The Shares to be registered pursuant to this Registration Statement are comprised of the following issuances:
(i)	1,467,641 of the shares are issuable to participants in the DigitalFX International, Inc. 2006 Stock Incentive Plan; and
(ii)
688,642 of the shares are issuable upon the exercise of options granted to certain employees of VMdirect, L.L.C. (“VMdirect”) pursuant to Individual Stock Option Agreements. These options were previously granted by VMdirect to twelve of its employees and were assumed by the Registrant in connection with an Exchange Agreement entered into by the Registrant and VMdirect, as previously disclosed in the Registrant’s public filings with the Securities and Exchange Commission. The following list sets forth the names of the employees and the number of options received by each employee:

(ii)
688,642 of the shares are issuable upon the exercise of options granted to certain employees of VMdirect, L.L.C. (“VMdirect”) pursuant to Individual Stock Option Agreements. These options were previously granted by VMdirect to twelve of its employees and were assumed by the Registrant in connection with an Exchange Agreement entered into by the Registrant and VMdirect, as previously disclosed in the Registrant’s public filings with the Securities and Exchange Commission. The following list sets forth the names of the employees and the number of options received by each employee:

-	Taimi Sotolongo:	5,959
-	Raul Chavez:	15,566
-	Caryn Keyes:	19,068
-	Jason Ramirez:	19,068
-	Patricia K. Steffen-Abel:	19,068
-	Grace Terranova:	19,068
-	Sheila Wright:	19,068
-	Kathy Cass:	28,982
-	Larry Skinner:	37,480
-	Chris Soriano:	38,896
-	Doug Abel:	90,000
-	Lorne Walker:	376,419

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006, as amended (File No. 000-27551);

•	The Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2007 (File No. 000-27551);

•
The Registrant’s Current Reports on Form 8-K filed on February 2, 2007 (File No. 000-27551), February 20, 2007 (File No. 000-27551), February 28, 2007 (File No. 000-27551), May 2, 2007 (File No. 000-27551), May 15, 2007 (File No. 000-27551), and May 17, 2007 (File No. 000-27551); and

•
The description of the Registrant’s common stock as set forth in its registration statement on Form 10-SB on file with the Commission (File No. 000-27551), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

Not applicable.

Item 5.      Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Florida Business Corporation Act and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We do not have any indemnification agreements with any of our directors or executive officers.

A shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Registrant effective January 23, 1991. (1)
4.2	Articles of Amendment of Articles of Incorporation of the Registrant effective December 23, 1995. (1)
4.3	Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999. (1)
4.4	Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006. (2)
4.5	Articles of Amendment of Articles of Incorporation of the Registrant effective August 1, 2006. (3)
4.6	Bylaws of the Registrant. (4)
5.1	Opinion of Jackson L. Morris, Esq.
23.1	Consent of Weinberg & Company, P.A.
23.4	Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).
99.1	2006 Stock Incentive Plan. (5)
99.2	Form of Stock Option Agreement.

(1)
Filed previously as Exhibit 2.1 to the Registrant’s Form 10-SB Registration Statement (File No. 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.

(2)	Filed previously as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-27551), filed with the Securities and Exchange Commission on June 19, 2006.
(3)
Filed previously as Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

(4)
Filed previously as Exhibit 2.2 to the Registrant’s Form 10-SB Registration Statement (File No. 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.

(5)
Filed previously as Exhibit B to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on May 22, 2007.

DIGITALFX INTERNATIONAL, INC. (Registrant)

By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Craig Ellins as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Craig Ellins Craig Ellins	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 22, 2007
/s/ Lorne Walker Lorne Walker	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 22, 2007
/s/ Kevin Keating Kevin Keating	Director	May 22, 2007
/s/ Jerry Haleva Jerry Haleva	Director	May 22, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Registrant effective January 23, 1991. (1)
4.2	Articles of Amendment of Articles of Incorporation of the Registrant effective December 23, 1995. (1)
4.3	Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999. (1)
4.4	Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006. (2)
4.5	Articles of Amendment of Articles of Incorporation of the Registrant effective August 1, 2006. (3)
4.6	Bylaws of the Registrant. (4)
5.1	Opinion of Jackson L. Morris, Esq.
23.1	Consent of Weinberg & Company, P.A.
23.4	Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).
99.1	2006 Stock Incentive Plan. (5)
99.2	Form of Stock Option Agreement.

(1)
Filed previously as Exhibit 2.1 to the Registrant’s Form 10-SB Registration Statement (File No. 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.

(2)	Filed previously as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-27551), filed with the Securities and Exchange Commission on June 19, 2006.
(3)
Filed previously as Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

(4)
Filed previously as Exhibit 2.2 to the Registrant’s Form 10-SB Registration Statement (File No. 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.

(5)
Filed previously as Exhibit B to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.